As filed with the U.S. Securities and Exchange Commission on July 19, 2024

Registration Statement No. 333-266043

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AINOS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	75-1974352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

(858) 869-2986

(Address of principal executive offices) (Zip Code)

2021 Stock Incentive Plan

(Full Title of the Plans)

CT Corporation System

1999 Bryan St., Suite 900

Dallas, TX 75201-3136

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Steven A. Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE

Ainos, Inc., a Texas corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-266043) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to amend the Registration Statement to include in Part I of the Registration Statement a prospectus (the “Reoffer Prospectus”) pursuant to General Instruction C of Form S-8, prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). As a filing fee was paid by the Company under the original Registration Statement in connection with the registration of the Common Stock offered under the Reoffer Prospectus, no additional registration fee is required to add these Common Stock to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act.

This Reoffer Prospectus may be used for reoffers and resales of Common Stock of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain employees, directors and/or officers of the Company identified in the Reoffer Prospectus, as may be supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Shareholders”). Such Selling Shareholders may reoffer or resell all, a portion, or none of the Common Stock which have been or will be acquired pursuant to Ainos, Inc. 2021 Stock Incentive Plan (the “2021 Plan”).

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling shareholders and/or amounts of Common Stock, if any, to be reoffered or resold by such selling shareholders as that information becomes known. The inclusion of such Common Stock herein does not necessarily represent a present intention to sell any or all such Common Stock by the Selling Shareholders.

All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

AINOS, INC.

122,266 Shares of Common Stock

This reoffer prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of up to 122,266 shares of common stock, par value $0.01 per share (the “Common Stock”) of Ainos, Inc. (“Ainos”, “we,” “us,” “our,” and “our Company” and “the Company”) issued to the Selling Shareholders pursuant to the Company’s Ainos, Inc. 2021 Stock Incentive Plan (the “2021 Plan”).

We are not offering any of the Common Stock and will not receive any proceeds from the sale of the Common Stock offered by this reoffer prospectus. See “Use of Proceeds.”

Upon the issuance of the Common Stock to the Selling Shareholders under the 2021 Plan, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Common Stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Shareholders may offer the Common Stock for sale. The Selling Shareholders may sell any, all or none of the Common Stock offered by this reoffer prospectus. See “Plan of Distribution” for more information about how the Selling Shareholders may sell or dispose of the Common Stock covered by this reoffer prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

The Selling Shareholders are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). The Common Stock issued to the Selling Shareholders under the 2021 Plan will be “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act to allow for future sales by the Selling Shareholders on a continuous or delayed basis to the public without restriction.

Our Common Stock and public warrants are listed on the Nasdaq Capital Market under the symbols “AIMD” and “AIMDW,” respectively. On July 17, 2024, the closing sale price for our Common Stock was $0.729.

We may add, update or change information contained in this reoffer prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire reoffer prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 4 of this reoffer prospectus and the risk factors contained in any document incorporated by reference in this reoffer prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Reoffer Prospectus dated July 19, 2024

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NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this reoffer prospectus are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our current beliefs, goals and expectations about matters such as our expected financial position and operating results, our business strategy and our financing plans. The forward-looking statements in this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “guidance,” “estimate,” “potential,” “outlook,” “target,” “forecast,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. Forward- looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. You should review carefully all information in this prospectus and the documents that we reference herein and have filed as exhibits to the Annual Report on Form 10-K. Any forward-looking statements in this prospectus are made only as of the date hereof and, except as may be required by law, we do not have any obligation to publicly update any forward-looking statements contained in this prospectus to reflect subsequent events or circumstances.

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REOFFER PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire reoffer prospectus (as supplemented or amended) carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other information incorporated by reference in this reoffer prospectus. Some of the statements in this reoffer prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Overview

Ainos, Inc. (the “Company”), incorporated in the State of Texas in 1984, is a diversified healthcare company focused on the development of novel point-of-care testing (the “POCT”), therapeutics based on very low-dose interferon alpha (the “VELDONA”), and synthetic RNA-driven preventative medicine. Our product pipeline includes commercial-stage VELDONA Pet cytoprotein supplements, clinical-stage VELDONA human therapeutics and telehealth-friendly POCTs powered by the AI Nose technology platform.

We have historically involved in the research and development of therapeutics based on VELDONA. Building on our research and development on VELDONA since inception, we are focused on commercializing a suite of VELDONA-based products including VELDONA Pet cytoprotein supplements and human related VELDONA therapeutics.

In 2021 and 2022, we acquired certain types of intellectual property from controlling shareholder, Ainos Inc., a Cayman Island corporation (“Ainos KY”), to expand product portfolio into POCTs aimed to provide connected, rapid, and convenient testing for a broad range of health conditions. Pivoting from the sales of COVID-19 POCT, we aim to commercialize POCTs that detect volatile organic compounds (the “VOC”) emitted by the body, powered by our AI Nose technology platform. Our lead VOC POCT candidate, Ainos Flora, aims to test female vaginal health and certain common sexually transmitted infections (the “STIs”) quickly and easily.

We believe the following attributes differentiate us from other diversified life science companies:

-	Intuitive, telehealth-friendly point-of-care testing;
-	AI-powered VOC testing platform;
-	decades of proprietary low-dose oral interferon clinical research;
-	capital-efficient business model;
-	outsourced manufacturing; and
-	global distribution relationships.

Recent Development

On March 15, 2024, the Board of Directors appointed Christopher Hsin-Liang Lee as the Chief Financial Officer of the Company. Christopher Lee, aged 53, brings over 25 years of experience in accounting and finance, encompassing US GAAP, PCAOB standards, and SEC rules and regulations. Before joining the Company, Mr. Lee served as CFO of a Nasdaq-listed company for 10 years, was a partner at KEDP CPA Group from August 2009 to June 2011, and operated as a self-employed accountant from July 2011 to August 2014. He has served on the Board of Directors of Aixin Life International Inc. since February 2021. Mr. Lee holds a BS degree in accounting from Ohio State University and an MS degree in business taxation from Golden Gate University. He is licensed as a Certified Public Accountant (CPA) in the United States.

On January 9, 2024, the Company and Taiwan Carbon Nano Technology Corporation (“TCNT”) entered into an addendum to its five-year Product Development Agreement (the “Addendum Agreement”) to modify the scope of co-development covered by the Product Development Agreement and certain other terms. For products defined in the Addendum Agreement, TCNT will provide facilities, equipment, mass production process technology, ISO9001 and ISO13485 related management, as well as mass production support. The procurement of parts and raw materials, rental fees, and utility expenses are excluded. The Company will pay a total fee of NT$5 million (approximately USD$161,000) for five-years of development commencing from 2024.

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For six months commencing from January 2024, TCNT will provide non-exclusive use of certain patents related to VOC and POCT technologies for a monthly fee of US$95,000 (plus 5% sales tax), with negotiable payment terms. The parties can discuss subsequent use of the patents at later dates.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited consolidated financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure and the inclusion of reduced disclosure about our executive compensation arrangements. As a smaller reporting company, we are also exempt from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

Corporate Information

Our principal executive offices are located at 8880 Rio San Diego Drive, Ste. 800, San Diego, CA 92108, and our telephone number is (858) 869-2986. We maintain a website at www.ainos.com. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus.

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The Offering

Outstanding Common Stock	7,663,022 shares of our Common Stock are outstanding as of July 19, 2024.

Common Stock Offered	Up to 122,266 shares of Common Stock for sale by the Selling Shareholders (which include our executive officers and directors).

Selling Stockholders	The Selling Shareholders named herein are set forth in the section entitled “Selling Shareholders” of this reoffer prospectus on page 6.

Proceeds	We will not receive any proceeds from the sale of our Common Stock by the Selling Shareholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the 2021 Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 8, 2024, as well as our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 13, 2024.

Nasdaq Capital Market Symbol	AIMD

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on March 8, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 13, 2024, and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this reoffer prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This reoffer prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this reoffer prospectus.

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USE OF PROCEEDS

All of the Common Stock offered by the Selling Shareholders pursuant to this reoffer prospectus will be sold by the Selling Shareholders for their respective amounts. We will not receive any of the proceeds from these sales.

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SELLING SHAREHOLDERS

This reoffer prospectus relates to the offer and sale, from time to time, by the Selling Shareholders named herein, or their permitted transferees, of up to 122,266 shares of our Common Stock, par value $0.01 per share, issued or issuable to the Selling Shareholders pursuant to the 2021 Plan.

The following table sets forth the names of the Selling Shareholders, the number of Common Stock owned by each of them as of the date of this reoffer prospectus, the maximum number of Common Stock that they may offer pursuant to this reoffer prospectus, and the number and percentage of Common Stock to be beneficially owned by each Selling Shareholder assuming all of the Common Stock which may be offered by such Selling Shareholder pursuant to this reoffer prospectus are sold. Unless otherwise indicated, the address for each Selling Shareholders listed in the table below is c/o Ainos, Inc., 8880 Rio San Diego Drive, Ste. 800, San Diego, CA.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of their Common Stock. The Selling Shareholders may offer all or part of the Common Stock for resale from time to time through public or private transactions, at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Because the Selling Shareholders may offer all, some or none of their securities, no definitive estimate as to the number of Common Stock that will be held by the Selling Shareholders after an offering can be provided. The Selling Shareholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the Common Stock sold by the Selling Shareholders.

The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The Selling Shareholders are not a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares of Common Stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the Selling Stockholders may offer all or any portions of the shares listed in the table below, no estimate can be given as to the amount of those shares covered by this prospectus that will be held by the Selling Stockholders upon the termination of the offering. As of July 17, 2024, the Company had 7,663,022 shares outstanding.

Selling	Beneficially Owned		Number of	Beneficially Owned
Stockholder/Officer	After Offering		Shares	After Offering
Held	Shares	%	Offered	Shares	%
Chun-Hsien Tsai, Chairman, President & Chief Executive Officer	431,119	5.63%	76,666	354,453	4.63%
Chun-Jung Tsai, Director	173,786	2.27%	14,000	159,786	2.09%
Ting-Chuan Lee, Director	172,231	2.25%	14,000	158,231	2.06%
Wen-Han Chang, Director	107,733	1.41%	4,400	103,333	1.35%
Yao-Chung Chiang, Director	56,400	*	4,400	52,000	*
Pao-Sheng Wei, Director	54,400	*	4,400	50,000	*
Chung-Yi Tsai, Director	54,400	*	4,400	50,000	*

* Less than 1%

(1) Assumes that all of the Common Stock held by each Selling Shareholder and being offered under this reoffer prospectus are sold, and that no Selling Shareholder will acquire additional Common Stock before the completion of this offering.

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PLAN OF DISTRIBUTION

Timing of Sales

The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale. To our knowledge, the Selling Shareholders have no agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Shareholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Shareholders determine from time to time.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1. a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2. purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3. ordinary brokerage transactions in which the broker solicits purchasers;

4. through options, swaps or derivatives;

5. in transactions to cover short sales;

6. privately negotiated transactions; or

7. in a combination of any of the above methods.

The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares of shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholders, to purchase as principal any unsold shares of shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Stock Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above. If the Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

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The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The Selling Shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the shares. In particular we will advise the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, during such times as Selling Shareholders may be deemed to be engaged in a distribution of the shares, and therefore be considered to be an underwriter, the Selling Shareholders must comply with applicable law and, among other things:

1. may not engage in any stabilization activities in connection with our shares;

2. may not cover short sales by purchasing shares while the distribution is taking place; and

3. may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the shares. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares.

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EXPERTS

The financial statements of the Company at December 31, 2023 and 2022, and for each of the two years then ended, have been audited by KCCW Accountancy Corp. (KCCW), an independent registered public accounting firm, as set forth in their report thereon and have been incorporated by reference herein and in the registration statement.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

WHERE YOU CAN FIND MORE INFORMATION

This reoffer prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual reports and other information with the SEC. You can inspect and copy the Registration Statement as well as other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room at the same address. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this reoffer prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference into this reoffer prospectus the documents listed below:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 8, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 13, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the Commission on November 9, 2023, as amended on Form 10-Q/A filed with the Commission on February 15, 2024;

●	The Registrant’s Current Reports on Form 8-K, filed with the Commission on July 19, 2024, July 12, 2024, June 20, 2024, May 6, 2024, March 19, 2024, March 15, 2024, January 25, 2024, January 12, 2024, and January 2, 2024, respectively;

●	The Registrant’s Registration Statement for the 2023 Stock Incentive Plan on Form S-8, filed with the Commission on June 14, 2023 (SEC File No. 333-272639);

●	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 1, 1996 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

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PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, previously filed by the Company with the SEC, are incorporated by reference in this registration statement:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 8, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 13, 2024;

●	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 filed with the Commission on November 9, 2023, as amended on Form 10-Q/A filed with the Commission on February 15, 2024;

●	The Registrant’s Current Reports on Form 8-K, filed with the Commission on July 19, 2024, July 12, 2024, June 20, 2024, May 6, 2024, March 19, 2024, March 15, 2024, January 25, 2024, January 12, 2024, and January 2, 2024, respectively;

●	The Registrant’s Registration Statement for the 2023 Stock Incentive Plan on Form S-8, filed with the Commission on June 14, 2023 (SEC File No. 333-272639);

●	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on August 1, 1996 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

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Item 6. Indemnification of Directors and Officers

Section 7.001 of the Texas Business Organizations Code (the “TBOC”) permits a Texas corporation to limit the personal liability of directors to it or its shareholders for monetary damages for any act or omission in a director’s capacity as director. Under the provisions of Chapter 8 of the TBOC, we may indemnify our directors, officers, employees and agents and purchase and maintain liability insurance for those persons. Chapter 8 of the TBOC provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with or in defending any action, suit or proceeding in which he or she is a party by reason of his or her position. With respect to any proceeding arising from actions taken in his or her official capacity as a director or officer, he or she may be indemnified so long as it shall be determined that he or she conducted himself in good faith and that he or she reasonably believed that such conduct was in the corporation’s best interests. In cases not concerning conduct in his or her official capacity as a director or officer, a director may be indemnified so long as he or she reasonably believed that his or her conduct was not opposed to the corporation’s best interests. In the case of any criminal proceeding, a director or officer may be indemnified if he or she had no reasonable cause to believe his or her conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

The Registrant’s By-laws, as amended, provide for the Registrant to indemnify each director and officer or former director or officer of the Registrant against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Registrant. A director or officer may, however, be found liable for, and the Registrant may be prohibited from indemnifying them against:

●	actions, suits or proceedings arising from negligence or misconduct in performance of a duty;

●	matters settled by the payment of sums which counsel selected by the Board of Directors deems not reasonable made primarily with a view to avoid the expenses of litigation; or

●	where indemnification would be against public policy.

The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability. The Company currently maintains an insurance policy under which the Company and the directors and officers of the Company are insured, within the limits of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which directors and officers of the Company are parties by reason of being or having been such directors or officers.

Item 7. Exemption from registration claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4.1	Ainos, Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to Ainos Inc.’s registration statement on Form S-8 filed with the SEC on July 7, 2022).
5.1*	Opinion of Legal Counsel
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Legal Counsel (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

*	Filed herewith.

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Taiwan (R.O.C.), on July 19, 2024.

AINOS, INC.

By:	/s/ Chun-Hsien Tsai
Chun-Hsien Tsai
Chairman of the Board,
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Chun-Hsien Tsai and Lawrence K. Lin his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chun-Hsien Tsai	Chairman of the Board, President and Chief Executive Officer	July 19, 2024
Chun-Hsien Tsai

/s/ Christopher Hsin-Liang Lee	Chief Financial Officer	July 19, 2024
Christopher Hsin-Liang Lee

/s/ Wen-Han Chang	Director	July 19, 2024
Wen-Han Chang

/s/ Yao-Chung Chiang	Director	July 19, 2024
Yao-Chung Chiang

/s/ Pao-Sheng Wei	Director	July 19, 2024
Pao-Sheng Wei

/s/ Ting-Chuan Lee	Director	July 19, 2024
Ting-Chuan Lee

/s/ Chun-Jung Tsai	Director	July 19, 2024
Chun-Jung Tsai

/s/ Chung-Yi Tsai	Director	July 19, 2024
Chung-Yi Tsai

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